As filed with the Securities and Exchange Commission on September 5, 2002

Registration No. 333-42798

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Conceptus, Inc. 1021 Howard Avenue San Carlos, CA 94070 (650) 802-7240 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	94-3170244 (I.R.S. employer identification number)

Steven Bacich
President and CEO
Conceptus, Inc.
1021 Howard Avenue
San Carlos, CA 94070
(650) 802-7240
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Michael W. Hall, Esq. Ora T. Fisher, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94070 (650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 1,283,000 shares of common stock, par value $0.003 per share (“Common Stock”), registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on September 5, 2002.

CONCEPTUS, INC., a Delaware corporation

By:	/S/ STEVEN BACICH

Steven Bacich President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ STEVEN BACICH	President and Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2002

Steven Bacich

/S/ GLEN K. FURUTA	Vice President, Finance & Administration & Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2002

Glen K. Furuta

Chairman of the Board of Directors

Kathryn Tunstall

*	Director	September 5, 2002

Florence Comite

*	Director	September 5, 2002

Sanford Fitch

Director

Marie-Helene Plais-Cotrel

*	Director	September 5, 2002

Richard D. Randall

Director

Peter L. Wilson

*By:	/S/ STEVEN BACICH

Steven Bacich Attorney-In-Fact